Exhibit 10.26

EXECUTION COPY

FIRST AMENDMENT TO

PRIMARY COMMON STOCK PURCHASE WARRANT

This First Amendment (this “Amendment”), dated as of March 14, 2017 (the “Effective Date”), amends that certain Primary Common Stock Purchase Warrant, dated August 15, 2016 (the “Primary Warrant”), by and between Veritone, Inc., a Delaware corporation (“Company”) and Acacia Research Corporation, the holder of the Primary Warrant (“Holder”). All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Primary Warrant.

WHEREAS, Section 8(n) of the Primary Warrant requires the written consent of each of Company and Holder to amend or waive any terms of the Primary Warrant.

WHEREAS, the Company and the Holder wish to amend the Primary Warrant;

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the undersigned hereby agree as follows:

1. Amendment to Section 2. Section 2 of the Primary Warrant is hereby amended and restated in its entirety as follows:

“Section 2. Term. The Holder is entitled, at any time on or after the date hereof and at or prior to the close of business on the fifth anniversary of the date hereof (the “Termination Date”) but not thereafter, to subscribe for and purchase all or any portion of the Warrant Shares from the Company, upon the terms and subject to the conditions set forth herein; provided, that, Holder may not Exercise (as defined below) this Warrant for Warrant Shares until the date that is twelve (12) months from the original date of issuance of this Warrant. Notwithstanding the foregoing, if the Company consummates its first Public Offering at any time prior to the Termination Date, this Warrant (or any remaining portion thereof) shall be automatically exercised in full with cash upon the consummation of such Public Offering at the Exercise Price as set forth in Section 3(b)(ii) below, and the Holder hereby agrees to complete such automatic exercise and purchase all remaining Warrant Shares within three (3) business days of the closing date of such Public Offering.”

2. Amendment to Section 3(a). Section 3(a) of the Primary Warrant is hereby amended and restated in its entirety as follows:

“(a) Exercise of the purchase rights represented by this Warrant may be made in whole or in part, at any time or times on or after the date hereof and on or before the Termination Date, by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (a “Notice of Exercise”); provided, that, Holder may not Exercise this Warrant for Warrant Shares until the date that is twelve

(12) months from the date hereof. In the case of an automatic exercise of this Warrant upon the occurrence of the first Public Offering of the Company as set forth in Section 2 above, the Holder hereby agrees to Exercise this Warrant and purchase all remaining Warrant Shares for the applicable Exercise Price in the manner set forth in Section 2 above. Within three (3) Business Days following the date of a Notice of Exercise, or the closing date of the Public Offering in the case of an automatic exercise, the Holder shall deliver to the Company (i) the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise, by wire transfer or cashier’s check drawn on a United States bank, and (ii) this Warrant and/or any certificate or certificates representing this Warrant. Partial Exercises of this Warrant resulting in purchases of a portion of the Warrant Amount available at the time of such Exercise shall have the effect of lowering the Warrant Amount by such portion. The Holder and the Company shall maintain records showing the portions of the Warrant Amount purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of receipt of such notice.

3. Amendment to Section 3(b). Section 3(b) of the Primary Warrant is hereby amended and restated in its entirety as follows:

“(b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be (i) prior to the consummation of the first Public Offering of the Company (x) if this Warrant is exercised in full, either (1) $8.1653 if the entire Convertible Amount from inception of the Secured Promissory Note has not been converted in full into Conversion Shares or (2) $7.9817 if the entire Convertible Amount from inception of the Secured Promissory Note has been converted in full into Conversion Shares or (y) if this Warrant is not exercised in full, either (1) $8.1653 if the entire Convertible Amount from inception of the Secured Promissory Note has been converted in full into Conversion Shares or (2) $8.2394 if the entire Convertible Amount from inception of the Secured Promissory Note has not been converted in full into Conversion Shares, in each case as determined at the time of delivery of the applicable Notice of Exercise and subject to adjustment as provided in Section 4; or (ii) upon the consummation of the first Public Offering of the Company and pursuant to the automatic exercise provision set forth in Section 2 above, the lower of (1) $8.1653 and (2) the initial public offering price per share of Common Stock in such Public Offering, in each case as determined at the time of delivery of the applicable Notice of Exercise and subject to adjustment as provided in Section 4 (the “Exercise Price”).”

4. Amendment to Exhibit A. The Exhibit A to the Primary Warrant, the Form of 10% Warrant, shall be replaced in its entirety with the new Exhibit A attached hereto.

5. Governing Law. This Amendment will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal Laws of the State of Delaware will control the interpretation and construction of this Secured Promissory Note, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

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6. Full Force and Effect. Except as amended hereby, the Primary Warrant shall remain in full force and effect.

7. Counterparts. This Amendment may be executed in counterparts, and any party hereto may execute such counterpart, each of which when executed and delivered shall be deemed to be an original and both of which counterparts taken together shall constitute but one and the same instrument. This Amendment shall become effective when all Parties hereto shall have received a counterpart hereof signed by the other Parties hereto. The Parties agree that the delivery of this Amendment may be effected by means of an exchange of electronic signatures with original copies to follow by mail or courier service.

8. Headings. Headings in this Amendment are included for reference only and shall have no effect upon the construction or interpretation of any part of this Amendment.

9. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

10. Entire Agreement. This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such parties, verbal or written, relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Primary Warrant to be duly executed by their respective authorized officers as of the date first above written.

COMPANY
VERITONE, INC.

By:	/S/ PETER COLLINS
Name: Peter F. Collins
Title: Chief Financial Officer

HOLDER

By:	/S/ CLAYTON J. HAYNES
Name:	Clayton J. Haynes
Title:	CFO

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EXHIBIT A

FORM OF 10% WARRANT

See attached.

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NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH MUST BE REASONABLY ACCEPTABLE TO THE COMPANY.

COMMON STOCK PURCHASE WARRANT

VERITONE, INC.

Warrant Shares: ____________________	Date of Issuance: __________, [20XX]

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Veritone, Inc., a Delaware corporation (the “Company”), hereby grants to Acacia Research Corporation, a Delaware corporation (the ”Holder”), subject to the terms and conditions set forth herein, the right to purchase up to 1,349,001 shares (the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 3(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in (i) that certain Investment Agreement, dated as of the date hereof (the “Investment Agreement”), by and among the Holder and the Company, or (ii) that certain Secured Promissory Note, dated as of the date hereof (the “Secured Promissory Note”), by and among the Holder and the Company, as the case may be.

Section 2. Vesting Schedule; Term.

(a) Vesting Schedule. The Warrant Shares shall vest as follows: (i) 674,501 Warrant Shares will vest and become exercisable on the date hereof (the “Initial Exercise Date”); and (ii) the remaining 674,500 Warrant Shares shall vest and become exercisable on the one-year anniversary of the date hereof (the “Second Exercise Date” and, together with the Initial Exercise Date, each, an “Exercise Date”).

(b) Term. The Holder is entitled, at any time on or after each respective Exercise Date and at or prior to the close of business on the fifth anniversary of the date hereof (the “Termination Date”) but not thereafter, to subscribe for and purchase all or any portion of the then Exercisable Warrant Shares from the Company, upon the terms and subject to the conditions set forth herein. For purposes hereof, “Exercisable Warrant Shares” means, as of any date, any and all Warrant Shares (or other securities to which the Holder is entitled pursuant to Section 4) that have vested and become exercisable prior to such date in accordance with Section 2(a).

Section 3. Exercise.

(a) Exercise of the purchase rights represented by this Warrant may be made with respect to any then Exercisable Warrant Shares, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (a “Notice of Exercise”). Within three (3) Business Days following the date of exercise as aforesaid, the Holder shall deliver to the Company (i) the aggregate Exercise Price for the Exercisable Warrant Shares specified in the applicable Notice of Exercise, by wire transfer or cashier’s check drawn on a United States bank (unless the cashless exercise procedure specified in Section 3(c) below is specified in the applicable Notice of Exercise), and (ii) this Warrant and/or any certificate or certificates representing this Warrant. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the number of Warrant Shares purchasable hereunder by an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of receipt of such notice.

(b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be (i) if such Exercise occurs prior to the consummation of the Company’s first Public Offering, $8.1653; or (ii) if such Exercise occurs upon or following the consummation of the Company’s first Public Offering, the lower of (x) $8.1653 and (y) the initial public offering price per share of Common Stock in such Public Offering, in each case subject to the adjustment set forth in Section 4 (the “Exercise Price”).

(c) Cashless Exercise. This Warrant may be exercised with respect to any then Exercisable Warrant Shares, in whole or in part, at any time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B)*(X)] by (A), where:

A	=	the Market Value on the Business Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

B	=	the Exercise Price of this Warrant, as adjusted hereunder; and

C	=	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

For purposes hereof, “Market Value” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Public Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Public Trading Market on which the Common Stock is then listed or quoted, as reported by Bloomberg L.P. (based on a Business Day from 9:30 a.m., New York time, to 4:02 p.m., New York time); (b) in the event that this Warrant is exercised in connection with a Public Offering, the per share offering price to the public of the Public Offering, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company’s board of directors and reasonably acceptable to the Holder, the fees and expenses of which shall be paid fifty percent (50%) by the Company and fifty percent (50%) by the Holder.

(d) Mechanics of Exercise.

(i) Delivery of Certificates Upon Exercise. (a) Subject to the receipt (I) by the Company of a completed Notice of Exercise, the aggregate Exercise Price in cash in accordance with Section 3(b) (unless the Holder is exercising on a cashless basis in accordance with Section 3(c)), any supporting documents (including, without limitation, a stockholder representation letter) reasonably requested by the Company from the Holder in the event the transfer agent for the company, if any (the “Transfer Agent”), requires a letter of instruction or legal opinion to complete conversion, in whole or in part, of the Warrant and movement of any Warrant Shares, and the Warrant and/or any certificate or certificates representing this Warrant, and (II) by the Company or the Transfer Agent of any documents or paperwork required or requested by the Transfer Agent in connection with the exercise of the Warrant (including, without limitation, an instruction letter or letters prepared, executed and medallion-guaranteed by the Holder’s brokers and/or custodians) and (b) assuming the Company has not objected to the Notice of Exercise in accordance with Section 3(a), evidence of the Warrant Shares purchased hereunder shall be transmitted by the Company or the Transfer Agent, as applicable, to the Holder by (x) crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”), for which the account number is specified in the Notice of Exercise, if the Company is then a participant in such system and this Warrant is being exercised via cashless exercise following the required holding period under Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”), (y) by book-entry in the books and records of the Company, or (z) otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise, in the case of each of clause (x), (y) and (z) of this sentence, by the date that is three (3) Business Days after the delivery of the last of the items and payment of the aggregate Exercise Price set forth above (including by cashless exercise, if permitted) described in clause (a) of this sentence (such date, the “Warrant Share Delivery Date”). The then Exercisable Warrant Shares shall be deemed to have been issued, and Holder or any other person designated as the recipient thereof in the Notice of Exercise shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 3(d) (vi) prior to the issuance of such shares, having been paid.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the evidence representing the issued Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant and, if such Warrants are certificated, a new certificate or certificates representing the new Warrant.

(iii) [Intentionally omitted.]

(iv) [Intentionally omitted.]

(v) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi) Charges, Taxes and Expenses. Issuance of certificates for Exercisable Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder (in accordance with and subject to the provisions of Section 5), this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

(vii) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 4. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company (x) upon exercise of this Warrant or (y) pursuant to a stock option plan or any similar employee compensation plan that is approved by the Company’s board of directors), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, , then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 4(a) shall become effective immediately after the effective date or payment date, as applicable, of such dividend, distribution, subdivision, or combination.

(b) [Intentionally omitted.]

(c) [Intentionally omitted.]

(d) Fundamental Transaction. If a Fundamental Transaction occurs at any time while this Warrant is outstanding, then (i) all unvested Warrant Shares shall vest and become Exercisable Warrant Shares immediately prior to the consummation of the Fundamental Transaction (except in the case of a Fundamental Transaction that is described in clause (iii) of the definition thereof and that does not result in a change in control of the Company), and (ii) upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the consummation of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

For purposes hereof, “Fundamental Transaction” means the consummation of any transaction, or a series of related transactions, in which the Company, directly or indirectly, (i) consummates a stock sale to, or effects any merger, consolidation or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with, another Person or group of Persons, whereby, in the case of any transaction(s) under this clause (i), such other Person or group of Persons acquires more than 50% of the total voting power of the then outstanding shares of capital stock of the Company, (ii) effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets or (iii) effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, provided that in no event shall a Public Offering be deemed a Fundamental Transaction.

(e) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock or capital stock of the Company, as applicable, deemed to be outstanding as of a given date shall be the sum of the number of shares of Common Stock or, for purposes of the definition of “Fundamental Transaction”, capital stock of the Company (excluding treasury shares, if any) outstanding.

(f) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever there occurs an event that would require adjustment of the Exercise Price pursuant to any provision of this Section 4, the Company shall promptly mail to the Holder a notice setting forth the then applicable Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares then issuable and setting forth a brief statement of the facts requiring such adjustment. For purposes hereof, a notice delivered within ten (10) calendar days of an event resulting in an adjustment shall be deemed to have been timely delivered.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered to the Holder at its last address or facsimile number as it shall appear upon the Warrant Register of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivering thereof shall not affect the validity of the corporate action required to be specified in such notice. If the Company is subject to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, at the time of any notice provided hereunder, to the extent that such notice constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 5. Transfer of Warrant.

(a) Transferability. The Holder shall not, in whole or in part, directly or indirectly, transfer, assign, sell, gift-over, hedge, pledge, hypothecate or otherwise dispose of this Warrant and all rights hereunder, or, prior to the Company’s first Public Offering, the Warrant Shares (a “Transfer”), unless (i) the Holder shall have received the prior written consent of the Company (such consent not to be unreasonably withheld) or (ii) the transferee is an Affiliate of Acacia Research Corporation (“Acacia”) (i) which is Controlled by Acacia and (ii) at least a majority of the equity securities of which Acacia owns, directly or indirectly. The Holder further agrees not to make any disposition of all or any portion of the Warrant Shares unless and until (i) the transferee has agreed in writing for the benefit of the Company to make such representations and warranties as are reasonable and customary in a private placement of securities and the undertakings set out in Section 6(d) of the Secured Promissory Note, mutatis mutandis, and (ii) the Holder has (A) notified the Company of the proposed disposition, (B) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act. The Holder agrees not to make any disposition of any of the Warrant Shares to (I) any of the Company’s competitors, as determined in good faith by the Company, or (II) without the prior consent of the board of directors of the Company (not to be unreasonably withheld), any Person or group of Persons who has filed a Schedule 13D or would, as a result of acquiring any Warrant Shares from the Holder, be required to file under Schedule 13D. Any Transfer of this Warrant or any Warrant Shares in violation of the terms and conditions of this Warrant, including the immediately preceding provisions of this Section 5(a), will be null and void ab initio. Subject to compliance with applicable federal and state security laws, any Transfer permitted under this Section 5(a) shall occur upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. In connection with any such Transfer (if made other than pursuant to an effective registration statement under the Securities Act), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such Transfer does not require registration of such transferred securities under the Securities Act. Upon (i) such surrender, (ii) if required, such payment, and (iii) if required, such opinion, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 5(a), as to any Transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 6. Representations and Warranties of the Holder.

(a) Purchase for Own Account. This Warrant and the Warrant Shares will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act and the Holder has no present intention, and upon exercise or conversion will have no intention, of selling or engaging in any public distribution of the same except pursuant to a registration or exemption. The Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Warrant Shares.

(b) Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and the Warrant Shares. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and the Warrant Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

(c) Investment Experience. The Holder understands that the purchase of this Warrant and the Warrant Shares involves substantial risk. The Holder acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and the Warrant Shares and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and the Warrant Shares.

(d) Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(e) The Securities Act. The Holder understands that this Warrant and the Warrant Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that this Warrant and the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. The Holder further understands that settlement of this Warrant is to be made in shares of Common Stock and, for the elimination of doubt, the fact that the shares of Common Stock delivered on exercise of this Warrant will not be registered under the Securities Act (as defined below) will not in any way require the Company to settle this Warrant otherwise than in shares of Common Stock, including, without limitation, that there is no circumstance that would require the Company to settle this Warrant in cash.

Section 7. Miscellaneous.

(a) Legends. All certificates evidencing the Warrant Shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(b) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 3(d)(i).

(c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, the posting by the Holder of a bond in customary amount as the Company may reasonably require as indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(d) Authorized Shares.

(i) The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Public Trading Market. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (A) not increase the par value of any Warrant Shares above the amount payable therefor upon exercise immediately prior to such exercise of which the Company has received a Notice of Exercise, (B) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (C) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

(iii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, in each case pursuant to Section 4, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Jurisdiction. All disputes concerning the construction, validity, enforcement and interpretation of this Warrant shall be resolved in accordance with Section 14 of the Secured Promissory Note, mutatis mutandis.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered pursuant to an effective registration statement and if the Holder does not utilize cashless exercise of this Warrant, will have restrictions upon resale imposed by state and federal securities laws and may have restrictions on resale in certain instances even if the Holder does utilize cashless exercise.

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of any of the Transaction Agreements, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with Section 17 of the Secured Promissory Note, mutatis mutandis.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k) Successors and Assigns. Subject to applicable securities laws and compliance with Section 5(a), this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The Company may assign its rights and obligations under this Warrant without the written consent of the Holder or any holder of Warrant Shares to any purchaser of all or substantially all of the Company’s assets or capital stock or another acquirer of the Company or its business through a Fundamental Transaction. The provisions of this Warrant are intended to be for the benefit of any permitted Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Company: VERITONE, INC.

By:
Name:
Title:

Holder: ACACIA RESEARCH CORPORATION

By:
Name:
Title:

[Signature Page to Form of 10% Warrant]

NOTICE OF EXERCISE

TO: VERITONE, INC.

(1) The undersigned hereby elects to purchase Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[    ] in lawful money of the United States; or

[    ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 3(c) of this Warrant, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 3(c).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered (a) to the following DWAC Account Number, (b) by book-entry in the books and records of the Company, or (c) by physical delivery of a certificate to the following address:

Name of Investing Entity: ACACIA RESEARCH CORPORATION

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant,

execute this form and supply required information.

Do not use this form to exercise the warrant.)

VERITONE, INC.

FOR VALUE RECEIVED, [                ] all of or [                ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to                                                           whose address is                                                          .

Dated: __________, ______	Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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